EXHIBIT E-1                  FORM S-11              INVESTORS REAL ESTATE TRUST


                     SECURITY SALES AGREEMENT


THIS AGREEMENT, made this 13th day of March, 1996, between INVESTORS REAL ESTATE TRUST, A North Dakota Business Trust, 12 South Main, Minot, North Dakota 58701 (hereinafter ("IRET"), and FINANCIAL ADVANTAGE BROKERAGE SERVICES, INC., 17 South Main, Minot, North Dakota 58701 (hereinafter "FABSI").

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 800,000 shares of its shares of Beneficial Interest; and,

WHEREAS, FABSI is a broker registered with the National Association of Securities Dealers and is also registered in states in which said shares of Beneficial Interest will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. IRET hereby employs FABSI as a Broker to offer said shares of Beneficial Interest for sale for $7.00 per share, minimum purchase of 100 shares. FABSI agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

     2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

     3. All solicitation expenses including travel, telephone and other expenses incurred by FABSI and its salesmen shall be the responsibility of FABSI and its salesmen.

     4. As compensation for its services hereunder, FABSI shall receive 8% of the proceeds of all of the securities sold and paid for.

     5.  IRET represents and warrants to FABSI as follows:

     - IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.

     - The shares of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its shares of Beneficial Interest under its trust powers.

     - The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold FABSI harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.


                                       INVESTORS REAL ESTATE TRUST


                                       BY  /s/ THOMAS A. WENTZ
                                           -------------------------------
                                           Thomas A. Wentz, Vice President


                                       FINANCIAL ADVANTAGE BROKERAGE SERVICES,
                                       INC.


                                       BY /s/ ROGER W. DOMRES
                                          -------------------------------
                                          Roger W. Domres, President

EXHIBIT E-1                 FORM S-11               INVESTORS REAL ESTATE TRUST


                            SECURITY SALES AGREEMENT


THIS AGREEMENT, made this 13th day of March, 1996, between INVESTORS REAL ESTATE TRUST, A North Dakota Business Trust, 12 South Main, Minot, North Dakota 58701 (hereinafter ("IRET"), and INLAND NATIONAL SECURITIES, INC., 21 South Main, Minot, North Dakota 58701 (hereinafter "INLAND").

WHEREAS, IRET intends to file a Form S-11 with the Securities and Exchange Commission to register for sale to the public 800,000 shares of its shares of Beneficial Interest; and,

WHEREAS, INLAND is a broker registered with the National Association of Securities Dealers and is also registered in states in which said shares of Beneficial Interest will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

     1. IRET hereby employs INLAND as a Broker to offer said shares of Beneficial Interest for sale for $7.00 per share, minimum purchase of 100 shares. INLAND agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

     2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

     3. All solicitation expenses including travel, telephone and other expenses incurred by INLAND and its salesmen shall be the responsibility of INLAND and its salesmen.

     4. As compensation for its services hereunder, INLAND shall receive 8% of the proceeds of all of the securities sold and paid for.

     5.  IRET represents and warrants to INLAND as follows:

     - IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.

     - The shares of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its shares of Beneficial Interest under its trust powers.

     - The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.

IRET hereby indemnifies and will hold INLAND harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.


                                       INVESTORS REAL ESTATE TRUST


                                       BY /s/ THOMAS A. WENTZ
                                          -------------------------------
                                          Thomas A. Wentz, Vice President


                                       INLAND NATIONAL SECURITIES, INC.


                                       BY /s/ DAVID J. THEUSCH
                                          -------------------------------
                                          David J. Theusch, President